Exhibit 99.1

Source: B. Riley Financial, Inc.

B. Riley Financial Announces Offering of

$25 Million Senior Notes Due 2027

LOS ANGELES— May 23, 2017 — B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”) today announced that it has commenced an underwritten registered public offering of $25 million aggregate principal amount of 10-year senior notes, subject to market and certain other conditions. The Company expects to grant the underwriters a 30-day option to purchase additional senior notes in connection with the offering solely to cover overallotments. FBR Capital Markets & Co., B. Riley & Co. LLC, Wunderlich Securities, Inc. (“Wunderlich”) and Incapital LLC are acting as book-running managers for this offering, and Boenning & Scattergood, Inc., William Blair & Company, L.L.C. and Wedbush Securities Inc. are acting as co-managers for this offering.

As previously announced, the Company has entered into a merger agreement to acquire Wunderlich Investment Company, Inc. (“Wunderlich Parent”), the parent company of Wunderlich. If the Company consummates the acquisition of Wunderlich Parent, the Company intends to use a portion of the net proceeds from this offering to fund a portion of such acquisition. The Company expects to use the remaining net proceeds of this offering, if any, for general corporate purposes. Pending these uses, the Company intends to maintain the net proceeds in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits.

The senior notes will be offered under the Company's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these senior notes will be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company also makes proprietary investments in other businesses where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC (www.brileyco.com), Great American Group, LLC (www.greatamerican.com), Great American Capital Partners (www.gacapitalpartners.com) and B. Riley Capital Management, LLC (which includes B. Riley Asset Management and B. Riley Wealth Management (www.brileywealth.com)). Since the acquisition of United Online, Inc. (www.untd.com) in July 2016, B. Riley Financial, Inc. also provides internet access services under the NetZero and Juno brands.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the senior notes offering, the consummation of the acquisition of Wunderlich Parent and the intended use of proceeds. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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